Exhibit 99.7

Southeast Keathley Canyon Pipeline Company, L.L.C.

Financial Statements for the Years Ended December 31, 2014, 2013 and 2012,

and Independent Auditors’ Report

SOUTHEAST KEATHLEY CANYON PIPELINE COMPANY, L.L.C.

INDEPENDENT AUDITORS’ REPORT

To the Management Committee of Southeast Keathley Canyon Pipeline Company, L.L.C.

Houston, Texas

We have audited the accompanying financial statements of Southeast Keathley Canyon Pipeline Company, L.L.C. (the “Company”), which comprise the balance sheets as of December 31, 2014 and 2013 and the related statements of operations, cash flows and members’ equity for the years ended December 31, 2014, 2013, and 2012, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southeast Keathley Canyon Pipeline Company, L.L.C. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years ended December 31, 2014, 2013, and 2012, in accordance with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

April 10, 2015 (July 13, 2015 as to the effects of recent developments related to the asset retirement obligations of pipelines constructed under permits issued by the U.S. Army Corps of Engineers in Note 3, and as to the effects of the restatement discussed in Note 8)

SOUTHEAST KEATHLEY CANYON PIPELINE COMPANY, L.L.C.

BALANCE SHEETS

(Dollars in thousands)

	December 31,
	2014	2013
ASSETS
Current assets
Cash and cash equivalents	$383	$14,391
Accounts receivable – trade	4,118	—
Accounts receivable – related parties	—	123
Other current assets	14	3

Total current assets	4,515	14,517
Property, plant and equipment, net	353,175	344,203

Total assets	$357,690	$358,720

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable – trade	$1,542	$13,956
Accounts payable – related parties	183	128
Other current liabilities	35	35

Total current liabilities	1,760	14,119
Other liabilities	399	368
Commitments and contingencies (see Note 6)
Members’ equity	355,531	344,233

Total liabilities and members’ equity	$357,690	$358,720

The accompanying notes are an integral part of these Financial Statements.

SOUTHEAST KEATHLEY CANYON PIPELINE COMPANY, L.L.C.

STATEMENTS OF OPERATIONS

(Dollars in thousands)

	For the Year Ended December 31,
	2014	2013	2012
Revenues:
Capacity reservation fee revenue	$39,593	$—	$—

Total revenues	39,593	—	—

Costs and expenses:
Depreciation and accretion expenses	9,093	—	—
Other operating costs and expenses	1,167	—	—
General and administrative costs	35	57	51

Total costs and expenses	10,295	57	51

Operating income (loss)	29,298	(57)	(51)

Interest income	—	—	1

Net income (loss)	$29,298	$(57)	$(50)

The accompanying notes are an integral part of these Financial Statements.

SOUTHEAST KEATHLEY CANYON PIPELINE COMPANY, L.L.C.

STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	For the Year Ended December 31,
	2014	2013	2012
Operating activities:
Net income (loss)	$29,298	$(57)	$(50)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and accretion expenses	9,093	—	—
Write-off of cancelled projects	114	—	—
Effect of changes in operating accounts:
Accounts receivable	(4,106)	—	—
Other current assets	(14)	—	—
Accounts payable – related parties	30	—	—
Other current liabilities	—	—	35

Net cash provided by (used in) operating activities	34,415	(57)	(15)

Investing activities:
Additions to property, plant and equipment	(30,423)	(126,652)	(121,291)

Net cash used in investing activities	(30,423)	(126,652)	(121,291)

Financing activities:
Cash contributions from Members	45,400	141,100	121,306
Return of cash contributions to Members	(26,800)	—	—
Cash distributions to Members	(36,600)	—	—

Net cash provided by (used in) financing activities	(18,000)	141,100	121,306

Net change in cash and cash equivalents	(14,008)	14,391	—
Cash and cash equivalents, beginning of period	14,391	—	—

Cash and cash equivalents, end of period	$383	$14,391	$—

Non-cash Investing Activities:
Accrual for construction in progress at period end	$1,582	$13,956	$49,924

Non-cash Financing Activities:
Non-cash contribution of pipeline assets from Enterprise	$—	$80,000	$—

The accompanying notes are an integral part of these Financial Statements.

SOUTHEAST KEATHLEY CANYON PIPELINE COMPANY, L.L.C.

STATEMENTS OF MEMBERS’ EQUITY

(Dollars in thousands)

	Enterprise Products Partners L.P. (50%)	Genesis. Energy, L.P. (50%)	Total
Balance, January 1, 2012	$967	$967	$1,934
Net loss	(25)	(25)	(50)
Contributions from Members	60,653	60,653	121,306

Balance, December 31, 2012	61,595	61,595	123,190
Net loss	(28)	(29)	(57)
Cash contributions from Members	53,250	87,850	141,100
Non-cash contribution from Enterprise (see Note 4)	80,000	—	80,000

Balance, December 31, 2013	194,817	149,416	344,233
Net income	14,649	14,649	29,298
Cash contributions from Members	—	45,400	45,400
Return of cash contributions to Members	(13,400)	(13,400)	(26,800)
Cash distributions to Members	(18,300)	(18,300)	(36,600)

Balance, December 31, 2014	$177,766	$177,765	$355,531

The accompanying notes are an integral part of these Financial Statements.

SOUTHEAST KEATHLEY CANYON PIPELINE COMPANY, L.L.C.

NOTES TO FINANCIAL STATEMENTS

Except as noted in the context of each footnote disclosure, dollar amounts presented in the tabular data within these footnote disclosures are stated in thousands of dollars.

Note 1. Company Organization and Description of Business

Company Organization

Southeast Keathley Canyon Pipeline Company LLC (“SEKCO”) is a Delaware limited liability company formed in December 2011 to design, construct, own and operate an offshore crude oil pipeline system (the “SEKCO Oil Pipeline”) located in the deepwater central Gulf of Mexico. Unless the context requires otherwise, references to “we”, “us”, “our” or “the Company” within these notes are intended to mean SEKCO.

We are currently owned 50% by Enterprise Field Services, LLC (“Enterprise”) and 50% by GEL Sekco, LLC (“Genesis”). Enterprise and Genesis are referred to individually as a “Member” and collectively as the “Members.”

Description of Business

The SEKCO Oil Pipeline (the “Pipeline”) is a 145-mile, 18-inch diameter crude oil gathering pipeline located in the southern Keathley Canyon area of the deepwater central Gulf of Mexico. The Pipeline serves the Lucius production area in southern Keathley Canyon and has a crude oil transportation capacity of 115 thousand barrels per day (unaudited). In addition, the Pipeline connects the third-party owned Lucius Spar floating production facility to a junction platform at South Marsh Island 205 that is part of the Poseidon Oil Pipeline System owned by affiliates of Enterprise, Genesis and a third party. We executed transportation agreements with seven producers in support of the SEKCO Oil Pipeline operations.

We completed construction of the Pipeline in July 2014. An affiliate of Enterprise managed the construction process. Crude oil shipments on the Pipeline commenced in January 2015 when the Lucius development started operations.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

Our financial statements are prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”). In 2013 and 2012, the financial statements of SEKCO were prepared in accordance with generally accepted accounting guidance for the development stage entities. SEKCO exited the development stage in 2014.

In preparing these financial statements, the Company has evaluated subsequent events for potential recognition or disclosure through July 13, 2015, the issuance date of the financial statements.

Cash and Cash Equivalents

Cash and cash equivalents represent unrestricted cash on hand and may also include highly liquid investments with original maturities of less than three months from the date of purchase.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s

SOUTHEAST KEATHLEY CANYON PIPELINE COMPANY, L.L.C.

NOTES TO FINANCIAL STATEMENTS

management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued and the nature of the contingent liability would be disclosed in the Company’s financial statements.

If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed or recorded unless they involve guarantees that are material to the Company, in which case the nature of the guarantee would be disclosed.

We had no matters requiring loss contingency accruals or disclosure as of December 31, 2014 or 2013.

Environmental Costs

Our operations are subject to extensive federal environmental regulations. Environmental costs for remediation are accrued based on estimates of known remediation requirements. Such accruals are based on management’s best estimate of the ultimate cost to remediate a site and are adjusted as further information and circumstances develop. Those estimates may change substantially depending on information about the nature and extent of contamination, appropriate remediation technologies and regulatory approvals. Expenditures to mitigate or prevent future environmental contamination are capitalized. Ongoing environmental compliance costs are charged to expense as incurred. In accruing for environmental remediation liabilities, costs of future expenditures for environmental remediation are not discounted to their present value, unless the amount and timing of the expenditures are fixed or reliably determinable. There were no environmental remediation liabilities incurred as of December 31, 2014 or 2013.

Estimates

Preparing our financial statements in conformity with GAAP requires us to make estimates that affect amounts presented in the financial statements. Our most significant estimates relate to (i) the useful lives and depreciation methods used for fixed assets; (ii) measurement of fair value and projections used in impairment testing of fixed assets; (iii) contingencies; and (iv) revenue and expense accruals.

Actual results could differ materially from our estimates. On an ongoing basis, we review our estimates based on currently available information. Any changes in the facts and circumstances underlying our estimates may require us to update such estimates, which could have a material impact on our financial statements.

Fair Value Information

The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate their fair values based on their short-term nature.

SOUTHEAST KEATHLEY CANYON PIPELINE COMPANY, L.L.C.

NOTES TO FINANCIAL STATEMENTS

Impairment Testing for Long-Lived Assets

Long-lived assets such as property, plant and equipment are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Long-lived assets with carrying values that are not expected to be recovered through future cash flows are written-down to their estimated fair values. The carrying value of a long-lived asset is deemed not recoverable if it exceeds the sum of undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the asset’s carrying value exceeds the sum of its undiscounted cash flows, a non-cash asset impairment charge equal to the excess of the asset’s carrying value over its estimated fair value is recorded. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at a specified measurement date. We measure fair value using market price indicators or, in the absence of such data, appropriate valuation techniques.

During the year ended December 31, 2014, we recorded $0.1 million of non-cash asset impairment charges related to the cancellation of a project which was classified as construction in progress. There were no asset impairment charges during the years ended December 31, 2013 and 2012.

Income Taxes

We are organized as a pass-through entity for federal income tax purposes. As a result, our financial statements do not provide for such taxes and our Members are individually responsible for their allocable share of our taxable income for federal income tax purposes.

Property, Plant and Equipment

Property, plant and equipment is recorded at cost. Expenditures for additions, improvements and other enhancements to property, plant and equipment are capitalized, and minor replacements, maintenance, and repairs that do not extend asset life or add value are charged to expense as incurred. When property, plant and equipment assets are retired or otherwise disposed of, the related cost and accumulated depreciation is removed from the accounts and any resulting gain or loss is included in results of operations for the respective period.

In general, depreciation is the systematic and rational allocation of an asset’s cost, less its residual value (if any), to the reporting periods it benefits. Our property, plant and equipment is depreciated using the straight-line method, which results in depreciation expense being incurred evenly over the life of an asset. Our estimate of depreciation expense incorporates management assumptions regarding the useful economic lives and residual values of our assets.

Asset retirement obligations (“AROs”) are legal obligations associated with the retirement of tangible long-lived assets that result from their acquisition, construction, development and/or normal operation. When an ARO is incurred, we record a liability for the ARO and capitalize an equal amount as an increase in the carrying value of the related long-lived asset. ARO amounts are measured at their estimated fair value using expected present value techniques. Over time, the liability is accreted to its present value (through accretion expense) and the capitalized amount is depreciated over the remaining useful life of the related long-term asset. We will incur a gain or loss to the extent that our ARO liabilities are not settled at their recorded amounts. See Note 3 for additional information regarding our property, plant and equipment and related AROs.

Revenue Recognition

We have entered into long-term firm basis pipeline capacity reservation agreements with the Lucius producers. The term of these agreements is 20 years (July 2014 through June 2034), which corresponds to the period of dedicated production from the Lucius producers under the agreements.

SOUTHEAST KEATHLEY CANYON PIPELINE COMPANY, L.L.C.

NOTES TO FINANCIAL STATEMENTS

The pipeline capacity we reserve for the producers each year is based on their expected production volumes for that year, as defined in the transportation agreements. As such, we recognize revenues in the period we provide firm capacity reservation services for those scheduled volumes and are relieved of our contractual performance obligation to the Lucius producers. To the extent that the amounts we collect from producers exceed the amount of capacity reservation fee revenues we recognize, such amounts are deferred until the related performance obligation is satisfied. We had no deferred revenues at December 31, 2014 or 2013.

The following table presents the capacity reservation fee revenue we expect to recognize under the Lucius contracts during the periods indicated:

2015	2016	2017	2018	2019	Thereafter
$84,103	$84,227	$84,077	$72,018	$58,978	$198,022

Start-Up Costs

We incurred $0.2 million of start-up costs in 2014 prior to the pipeline commencing operations on July 1, 2014. Start-up costs, which are expensed as incurred, are a component of other operating costs and expenses as presented on our statement of operations for the year ended December 31, 2014.

Note 3. Property, Plant and Equipment

Our property, plant and equipment values and related accumulated depreciation balances were as follows at the dates indicated:

	Estimated Useful Life in Years	December 31,
		2014	2013
Pipelines and pipeline right of way (1)	20	$350,132	$80,368
Platform equipment	20	12,076	—
Construction in progress (2)		29	263,835

Total		362,237	344,203
Less accumulated depreciation		(9,062)	—

Property, plant and equipment, net		$353,175	$344,203

(1)	Property, plant and equipment included $80 million of pipeline assets contributed by Enterprise during 2013 (see Note 4).
(2)	Construction in progress in the 2013 period represents expenditures for construction of the SEKCO Oil Pipeline, including development, design and construction costs.

Depreciation expense was $9.1 million for the year ended December 31, 2014. We recognized no depreciation expense for the years ended December 31, 2013 or 2012 as our assets were not placed into service until 2014.

SOUTHEAST KEATHLEY CANYON PIPELINE COMPANY, L.L.C.

NOTES TO FINANCIAL STATEMENTS

Asset retirement obligations

Our AROs result from regulatory requirements that would be triggered by the retirement of our offshore pipeline and platform assets. The following table presents information regarding our asset retirement liabilities for the periods indicated:

	For the Year Ended December 31,
	2014	2013	2012
ARO liability, beginning of period	$368	$—	$—
Liabilities incurred during the period	—	368	—
Accretion expense	31	—	—

ARO liability, end of period	$399	$368	$—

Certain segments of our pipeline system were constructed under permits issued by the U.S. Army Corps of Engineers (the “CoE”). These permits generally require that, upon abandonment of a pipeline segment, we restore the location to its pre-existing condition. Historically, the CoE has allowed pipeline owners to abandon a pipeline segment in-place; however, in a June 2015 letter to the owner of a natural gas gathering system located in the state waters of Texas, the CoE requested that the pipeline operator fully remove the pipelines from the Gulf of Mexico in accordance with its permits. In light of this recent development, the CoE might require us to fully remove any pipeline segments that we abandon (that are within the CoE’s jurisdiction) rather than abandon them in place. Given that we are uncertain as to how the CoE would respond to any abandonment request we might make in the distant future, we are not able to estimate the amount of incremental asset retirement costs that we could incur if the CoE required the full removal of any of our pipeline segments under its jurisdiction. Accordingly, we have not made any provision for such matters in our financial statements.

Property, plant and equipment at December 31, 2014 and 2013 included $0.4 million and $0.4 million, respectively, of asset retirement costs that were capitalized as an increase in the associated long-lived asset.

At December 31, 2014, our forecast of accretion expense is as follows for the next five years:

2015	2016	2017	2018	2019
$33	$36	$39	$43	$46

Note 4. Members’ Equity

As a limited liability company, our Members are not personally liable for any of our debts, obligations or other liabilities. Income or loss amounts are allocated to Members based on their respective membership interests. Cash contributions by and distributions to Members are also based on their respective membership interests.

Cash distributions to Members are determined by our Management Committee, which is responsible for conducting the Company’s affairs in accordance with our limited liability agreement.

In accordance with our limited liability company agreement, Enterprise contributed 47 miles (unaudited) of existing pipeline assets to us valued at $80 million during the second quarter of 2013. As a result, Enterprise’s capital account was credited for the negotiated value of these assets. Prior to this non-cash contribution, our Members

SOUTHEAST KEATHLEY CANYON PIPELINE COMPANY, L.L.C.

NOTES TO FINANCIAL STATEMENTS

made cash contributions to us based on their respective member interests. In order to equalize the Members’ capital accounts following the non-cash contribution by Enterprise, Genesis funded the next $80 million of our cash requirements to construct the SEKCO Oil Pipeline, of which $34.6 million was contributed during 2013 and $45.4 million was contributed during 2014. In the third quarter of 2014, we returned excess cash contributions of $13.4 million to each of our Members. For the year ended December 31, 2014, we paid cash distributions of $18.3 million to each of our Members.

Note 5. Related Party Transactions

Operations and Management

In December 2011, we entered into an Operating and Management Agreement (the “Operating Agreement”) with Enterprise Products Operating LLC (“EPO”), the parent company of Enterprise, to manage the Pipeline’s construction process and to provide operating and administrative services once the Pipeline was completed. The Operating Agreement may be terminated or canceled by us if EPO (i) defaults in the performance of any of its obligations; (ii) dissolves, liquidates or terminates its separate corporate existence; (iii) makes a general assignment for the benefit of creditors or admits in writing its inability to pay its debts; or (iv) if EPO is in default under the performance standards set forth in the Operating Agreement. The Operating Agreement may be terminated or canceled by EPO without cause at any time with at least 180 days notice if (i) we are in default in the performance of any payment obligations; (ii) we dissolve, liquidate or terminate our separate corporate existence; (iii) we make a general assignment for the benefit of creditors or admit in writing our inability to pay our debts generally as they become due; or (iv) we sell or lease our Pipeline to a third party.

During the construction phase, we financed construction of the Pipeline using cash contributions from Members; however, Enterprise, as construction manager, initially funded our current obligations and was then reimbursed by us. In addition, we paid Enterprise $0.3 million per year as a construction management fee.

Since we have no employees, during the construction phase, our project management and general and administrative support services were provided by employees of an affiliate of Enterprise. Following mechanical completion of the Pipeline in July 2014, we reimburse Enterprise, as operator, for certain routine and non-routine operations-related services and pay Enterprise $50 thousand per month (adjusted annually as defined in the Operating Agreement) as a management fee.

As presented on our statement of operations for the year ended December 31, 2014, other operating costs and expenses include $0.7 million of costs incurred under the Operating Agreement. Payroll costs incurred on our behalf by the Enterprise affiliate and included in construction in progress were $0.3 million and $0.4 million for the years ended December 31, 2013 and 2012, respectively.

At December 31, 2014 and 2013, our payable to Enterprise and its affiliates was $0.2 million and $0.1 million, respectively.

Operating Lease

In 2014, we began leasing platform space from an affiliate of Enterprise, Genesis and a third party. Total rent paid for this platform space was $0.4 million for the year ended December 31, 2014. The agreement has an indefinite term and will continue until the platform is abandoned. However, we can terminate the agreement at any time if we cease operations on the platform. As a result, there are no future minimum payment obligations attributable to this agreement.

SOUTHEAST KEATHLEY CANYON PIPELINE COMPANY, L.L.C.

NOTES TO FINANCIAL STATEMENTS

Note 6. Commitments and Contingencies

Regulatory and Legal

As part of our normal business activities, we are subject to various laws and regulations, including those related to environmental matters. In the opinion of management, compliance with existing laws and regulations will not materially affect our financial position, results of operations or cash flows.

Also, in the normal course of business, we may be a party to lawsuits and similar proceedings before various courts and governmental agencies involving, for example, contractual disputes, environmental issues and other matters. We are not aware of any such matters as of December 31, 2014 or 2013. If new information becomes available, we will establish accruals and/or make disclosures as appropriate.

Note 7. Significant Risks

Production and Credit Risk due to Customer Concentration

Offshore pipeline systems such as ours are directly impacted by exploration and production activities in the Gulf of Mexico for crude oil. Crude oil reserves are depleting assets. Our crude oil pipeline system must access additional reserves to offset either (i) the natural decline in production from existing connected wells or (ii) the loss of production to a competing takeaway pipeline. We actively seek to offset the loss of volumes due to depletion by adding connections to new customers and production fields.

Regulatory Risks

To the extent that new regulations or other governmental actions significantly curtail the exploration and production activities of Gulf of Mexico producers connected to our Pipeline or increase the estimated future costs associated with our AROs, it could have a material adverse effect on our financial position, results of operations or cash flows.

Insurance Risks

Our assets are located offshore Louisiana in the Gulf of Mexico, which is prone to tropical weather events such as hurricanes. Our Members are required to maintain certain levels of insurance with respect to our assets. If our assets were significantly damaged in a storm, it could have a material impact on our financial position, results of operations and cash flows.

Note 8. Restatement of the Statement of Cash Flows for the year ended December 31, 2012

Subsequent to the issuance of the Company’s 2012 financial statements, we determined that certain balance sheet account changes related to capital expenditures of $1.5 million were incorrectly classified as operating cash inflows rather than as a reduction of capital expenditures in the investing activities section of the Statement of Cash Flows for the year ended December 31, 2012. We also determined that Non-cash Investing Activities were understated by $1.5 million. Accordingly, we have corrected these misstatements in the Statement of Cash Flows for the year ended December 31, 2012 included in these financial statements. As a result, the line items “Increase in accounts payable – related parties” in operating activities and net cash provided by operating activities have been restated from the amounts previously reported of $1.5 million, “Additions to property, plant and equipment” in investing activities and net cash used in investing activities have been restated from the amounts previously reported of $122.8 million and non-cash investing activities have been restated from the amounts previously reported of $48.4 million.